UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2021

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)
(905) 339-6011
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD.

Restaurant Brands International Inc. (the Company) intends to share the following information, or portions thereof, with investors.

As disclosed in Note 2 to the Company’s Form 10-Q filed on April 30, 2021 for period ended March 31, 2021, certain prior year amounts in the statement of operations and accompanying segment results have been reclassified in order to be comparable with the current year classifications. These consist of the reclassification of advertising fund contributions from Franchise and property revenues to Advertising revenues and advertising fund expenses from Selling, general and administrative expenses to Advertising expenses, with General and administrative expenses now presented separately. Depreciation and amortization expenses related to the advertising funds have also been reclassified from Franchise and property expenses to Advertising expenses. These reclassifications did not arise as a result of any changes to accounting policies and relate entirely to presentation with no effect on previously reported net income. The following information reflects these reclassifications in the results of operations for each quarter of 2020 and for the full year 2020.
Results of Operations for each quarter of 2020 and full year 2020
Tabular amounts in millions of U.S. dollars unless noted otherwise. Segment income may not calculate exactly due to rounding.

Consolidated	Three months ended				Year ended
	Mar. 31	June 30	Sep. 30	Dec. 31	Dec. 31
Revenues:
Sales	$503	$406	$541	$563	$2,013
Franchise and property revenues	525	450	577	569	2,121
Advertising revenues	197	192	219	226	834
Total revenues	1,225	1,048	1,337	1,358	4,968
Operating costs and expenses:
Cost of sales	399	339	418	454	1,610
Franchise and property expenses	123	132	125	135	515
Advertising expenses	226	203	209	232	870
General and administrative expenses	102	94	96	115	407
(Income) loss from equity method investments	2	16	18	3	39
Other operating expenses (income), net	(16)	21	54	46	105
Total operating costs and expenses	836	805	920	985	3,546
Income from operations	389	243	417	373	1,422
Interest expense, net	119	128	129	132	508
Loss on early extinguishment of debt	—	—	—	98	98
Income before income taxes	270	115	288	143	816
Income tax expense	46	(49)	65	4	66
Net income	$224	$164	$223	$139	$750

TH Segment	Three months ended				Year ended
	Mar. 31	June 30	Sep. 30	Dec. 31	Dec. 31
Revenues:
Sales	$465	$374	$506	$531	$1,876
Franchise and property revenues	188	154	205	198	745
Advertising revenues	46	39	51	53	189
Total revenues	699	567	762	782	2,810
Cost of sales	366	307	388	423	1,484
Franchise and property expenses	81	81	80	86	328
Advertising expenses	65	43	46	50	204
Segment G&A	25	20	20	28	93
Segment depreciation and amortization (a)	26	28	28	31	113
Segment income (b)	189	147	258	229	823
(a)Segment depreciation and amortization consists of depreciation and amortization included in cost of sales, franchise and property expenses and advertising expenses.
(b)TH segment income includes $2 million, $2 million, $2 million and $3 million of cash distributions received from equity method investments for the three months ended March 31, June 30, September 30 and December 31, 2020, respectively, and $9 million for the full year 2020.

BK Segment	Three months ended				Year ended
	Mar. 31	June 30	Sep. 30	Dec. 31	Dec. 31
Revenues:
Sales	$17	$15	$17	$15	$64
Franchise and property revenues	273	233	305	302	1,113
Advertising revenues	98	99	111	117	425
Total revenues	388	347	433	434	1,602
Cost of sales	17	16	16	16	65
Franchise and property expenses	39	48	42	47	176
Advertising expenses	108	105	105	124	442
Segment G&A	37	30	37	42	146
Segment depreciation and amortization (a)	12	12	13	12	49
Segment income	200	160	245	218	823

PLK Segment	Three months ended				Year ended
	Mar. 31	June 30	Sep. 30	Dec. 31	Dec. 31
Revenues:
Sales	$21	$17	$18	$17	$73
Franchise and property revenues	64	63	67	69	263
Advertising revenues	53	54	57	56	220
Total revenues	138	134	142	142	556
Cost of sales	16	16	14	15	61
Franchise and property expenses	3	3	3	2	11
Advertising expenses	53	55	58	58	224
Segment G&A	13	10	12	14	49
Segment depreciation and amortization (a)	2	2	2	2	8
Segment income	55	51	58	54	218

General and Administrative Expenses
Our general and administrative expenses consisted of the following:

	Three months ended				Year ended
	Mar. 31	June 30	Sep. 30	Dec. 31	Dec. 31
Segment G&A:
TH	$25	$20	$20	$28	$93
BK	37	30	37	42	146
PLK	13	10	12	14	49
Share-based compensation and non-cash incentive compensation expense	21	23	19	21	84
Depreciation and amortization	5	4	5	5	19
Corporate restructuring and tax advisory fees	1	7	3	5	16
General and administrative expenses	$102	$94	$96	$115	$407

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: June 2, 2021	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary